June 6, 2001

                                SCHEDULE 14A
                               (Rule 14a-101)
                          SCHEDULE 14A INFORMATION
    Revised Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934*

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THESTREET.COM, INC.
                            -------------------
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:


      (2)  Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:


      (5)  Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:


      (2)  Form, Schedule or Registration Statement No.:


      (3)  Filing Party:

      (4)  Date Filed:

* This Revised Definitive Proxy Statement amends and restates Proposal 1 contained in the Registrant's Definitive Proxy Statement, which was previously filed by the Registrant on May 2, 2001.






                                June 6, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of TheStreet.com, Inc. (the "Company") to be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Tuesday, June 26, 2001, commencing at 9:30 a.m., New York City time. All stockholders of record as of May 10, 2001 are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

         The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Meeting, which includes (i) the election of two directors of the Company and (ii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2001.

         The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy card without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy.

                                             Sincerely,

                                             /s/ Fred Wilson

                                             Fred Wilson
                                             Chairman of the Board




                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held June 26, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of TheStreet.com, Inc. (the "Company") will be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Tuesday, June 26, 2001, commencing at 9:30 a.m., New York City time. A proxy card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

1. The election of two Class II directors for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2004;

2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2001; and

3. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

         The close of business on May 10, 2001 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to examination by any stockholder during ordinary business hours at the offices of the Company at 14 Wall Street, New York, NY 10005.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          /s/ Jordan Goldstein

                                          Jordan Goldstein
                                          Secretary

New York, New York
June 6, 2001





                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held June 26, 2001
                                -----------

                     SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement is being first mailed on or about June 6, 2001 to stockholders of TheStreet.com, Inc. (the "Company" or "TheStreet.com") at the direction of the Board of Directors of the Company (the "Board of Directors") to solicit proxies in connection with the 2001 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Tuesday, June 26, 2001, commencing at 9:30 a.m., New York City time, or at such other time and place to which the Meeting may be adjourned or postponed.

         All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the two persons named under "Proposal I Election of Directors" as nominees for election as Class II directors of the Company for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2004, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent certified accountants of the Company for the year ending December 31, 2001, and (iii) at the discretion of the proxy holders, with regard to any matter not known to the Board of Directors on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 14 Wall Street, New York, New York 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                     RECORD DATE AND VOTING SECURITIES

         The close of business on May 10, 2001 is the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. As of May 10, 2001, the Company had issued and outstanding approximately 27,792,399 shares of common stock held by approximately 276 holders of record. The common stock constitutes the only outstanding class of voting securities of the Company entitled to be voted at the Meeting.

                             QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of common stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Each share of common stock is entitled to one vote with respect to each proposal to be voted on at the Meeting. Cumulative voting is not permitted with respect to the election of directors.

         The accompanying proxy card is designed to permit each holder of common stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board of Directors, and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified accountants of the Company for the year ending December 31, 2001.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to treat broker non-votes in the manner described in the next paragraph.

         Under Delaware law, directors are elected by a plurality of the outstanding shares of common stock, and thus, the two nominees for election as Class II directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Approval of the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of holders of a majority of shares present at the Meeting, provided a quorum is present.


                                 PROPOSAL I
                           ELECTION OF DIRECTORS

         In accordance with our Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election until a successor has been duly elected and qualified.

Nominees for Director

         Dave Kansas and James M. Meyer have been nominated for election at the Meeting to serve as a director for a three-year term expiring at our annual meeting of stockholders in 2004 or until his respective successor has been duly elected and qualified. Both Jerry Colonna and Edward F. Glassmeyer, whose terms are expiring at the Meeting, will not be standing for re-election. It is intended that the persons named in the proxy will vote for the election of each of the two nominees. In case either of the two nominees should become unavailable for election to the Board of Directors prior to the Meeting for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.

         The nominees for election at the Meeting as Class II directors are as follows:

         Dave Kansas, age 34. Mr. Kansas has served as a director of TheStreet.com since May 1998. In addition, Mr. Kansas has served as editor-in-chief of TheStreet.com since April 1997 and as Executive Vice President, Chief Strategic Officer, since March 2000. He served as our executive editor from September 1996 to April 1997. From October 1992 to September 1996, Mr. Kansas held a variety of positions at The Wall Street Journal, most recently as a financial markets reporter.

         James M. Meyer, age 42. Mr. Meyer is the President of Golden Square, a brand and marketing strategy consultancy he founded in February 2001. From January 1999 to February 2001, he served as President and Chief Strategy Officer of M&C Saatchi, an advertising agency. Prior to joining M&C Saatchi, he served as Senior Vice President, Executive Account Director of D'Arcy Masius Benton & Bowles, Inc. from July 1996 through December 1998.


Current Directors

The current Class I directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our annual meeting of stockholders in 2003, are as follows:

         James J. Cramer, age 46. Mr. Cramer is a co-founder of TheStreet.com and has served as a director since May 1998. In addition, Mr. Cramer has served as markets commentator and advisor to the Company's chief executive officer since retiring from Cramer, Berkowitz & Co., a hedge fund he founded in 1987, on the last day of 2000. Mr. Cramer also served as co-chairman of the Company from June 1996 to December 1998 and was an outside contributor from the Company's formation in 1996 until leaving his hedge fund.

         Martin Peretz, age 61. Dr. Peretz is a co-founder of TheStreet.com. Dr. Peretz has served as a director of TheStreet.com since May 1998. He served as co-chairman of TheStreet.com from June 1996 to December 1998. Since 1974, Dr. Peretz has served as the editor-in-chief and chairman of The New Republic. He has been a member of the faculty of Harvard University since 1966. Dr. Peretz also serves as a director of 11 mutual funds managed by the Dreyfus-Mellon Bank Group, and as chairman of the board of The Electronic Newsstand, Inc., a web site specializing in the sale of magazine subscriptions, and of the Digital Learning Group, a web-based textbook publisher.

The current Class III directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our annual meeting of stockholders in 2002, are as follows:

         Thomas J. Clarke, Jr., age 44. Mr. Clarke joined TheStreet.com in October 1999 as president and chief operating officer and was appointed chief executive officer and made a director of the Company in November 1999. From 1984 through 1998, Mr. Clarke served in several capacities at Technimetrics Inc. (now known as Thomson Financial Investor Relations), most recently as chief executive. During his tenure, he significantly enhanced the value of the company, culminating in its sale to Thomson Corp. in 1998. Mr. Clarke is a business information adviser for Plum Holdings L.P., a venture capital fund based in Philadelphia that focuses on early-stage media companies.

         Fred Wilson, age 39. Mr. Wilson has served as a director of TheStreet.com since May 1998 and as Chairman of our Board of Directors since November 1999. In 1996, Mr. Wilson co-founded Flatiron Partners, an Internet-focused, early-stage venture capital firm, and has served as a managing partner since its inception. Prior to Flatiron Partners, Mr. Wilson worked at Euclid Partners, an early stage venture capital firm, for 10 years where he served as general partner from 1991 to 1996.

         Douglas A. McIntyre, age 46. Mr. McIntyre has served as a director of TheStreet.com since January 2001. Mr. McIntyre has served as the president and chief executive officer of On2.com, Inc., since April 2000. Prior to On2.com, he served as president and chief executive officer of Future Source/Bridge LLC, president of Switchboard.com, and president and publisher of FinancialWorld magazine. Mr. McIntyre is also the president of the Harvard Advocate Trustees, Inc. and a member of the Subcommittee on Foundations and Corporations of New York Hospital-Cornell Medical Center.

         The Board of Directors recommends that stockholders vote FOR each named nominee.

Executive Officers

    The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Clarke, who is both a director and an executive officer of the Company, may be found in the section entitled "Current Directors", and information pertaining to Mr. Kansas, who is both a director and an executive officer of the Company, may be found in the section entitled "Nominees for Director".

         Lisa Mogensen, age 37, Vice President and Chief Financial Officer. Ms. Mogensen joined TheStreet.com in December 1999 as vice president of corporate development. In April 2000 she was named interim chief financial officer and in July 2000 was appointed chief financial officer of the Company. From April 1997 through December 1999, Ms. Mogensen was with NBC, serving most recently as senior finance director for business development and strategic planning. From 1996 through 1997, Ms. Mogensen served as director of financial planning and analysis for American Sky Broadcasting, a subsidiary of News Corporation.

         Jordan Goldstein, age 34, Vice President, General Counsel and Secretary. Mr. Goldstein joined TheStreet.com in October 1999 as associate counsel. In April 2000 he was named acting general counsel and appointed corporate secretary of the Company and in July 2000 was made vice president and general counsel. From June 1997 through October 1999, Mr. Goldstein was an associate with the law firm of Proskauer Rose LLP. From November 1995 through May 1997, Mr. Goldstein was an associate with the law firm of Rivkin Radler & Kremer LLP.

Board of Directors and Committees

General. The Company's business is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that in accordance with good corporate governance require the approval of the Board of Directors. It also holds special meetings when an important matter requires action of the Board of Directors between scheduled meetings. The Board of Directors met or acted by written consent 17 times during the year ended December 31, 2000. During 2000, each member of the Board of Directors participated in at least 75% of all board and applicable committee meetings held during the period for which he or she was a director, except Linda Srere.

         The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2000 are set forth below.

Audit Committee. The Audit Committee reviews the Company's internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of the Company's independent auditors, the scope of annual audits, fees to be paid to the Company's independent auditors and the performance of the Company's independent auditors. Consistent with the new Nasdaq audit committee structure and membership requirements, the Audit Committee is comprised of three members: Mr. Wilson, Mr. Glassmeyer and Mr. McIntyre. The Audit Committee met four times during 2000. The Audit Committee operates under a written charter adopted by the Board, which is included in this proxy statement as Appendix A. Mr. Glassmeyer, whose term is expiring at the Meeting, will not be standing for re-election. The Board of Directors has commenced the process of finding a new director who will serve on the Audit Committee.

Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by the Company. The Compensation Committee also administers the Company's stock option and other employee benefits plans. The Compensation Committee met five times during 2000. The Compensation Committee currently consists of Mr. Glassmeyer and Mr. Colonna, neither of whom will be standing for re-election at the Meeting. Mr. McIntyre has agreed to serve on the Compensation Committee. If Mr. Meyer is elected at the Meeting to serve as a Class II director, the Board of Directors will appoint him to serve on the Compensation Committee.

Other. The Company does not have a nominating committee. The functions customarily attributable to such a committee are performed by the Board of Directors as a whole.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee makes all compensation decisions. Prior to the formation of the Compensation Committee in June 1998, the Company's Board of Directors made decisions relating to compensation of the Company's executive officers. None of the Company's executive officers serves as a member of the Board Of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee. The Company's Compensation Committee currently consists of Mr. Colonna and Mr. Glassmeyer, neither of whom has ever been an officer or employee of the Company.

Compensation of Directors

         In 2000, one of our directors, Linda Srere, received cash compensation in the amount of $2,500 per fiscal quarter, for serving on the Board of Directors. Ms. Srere received an aggregate of $7,500 in 2000, in respect of her service as a director during the first three quarters of 2000. Ms. Srere resigned as a director of the Company, effective as of October 16, 2000. All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. The Company does not provide any additional compensation to directors for serving on committees of the Board of Directors. Although none of our directors received any options to purchase common stock in 2000, in February, 2001, each of our directors, other than Mr. Clarke and Mr. Kansas, was granted options to purchase 15,000 shares of the Company's common stock. The exercise price of these options is $3.125 per share, which was the fair market value of our common stock on the date of grant. These options, which have a term of five years, will become exercisable in their entirety on February 13, 2002, the first anniversary of the date of grant, provided that the individual is still serving as a director of the Company on such date. In addition, new directors, including Mr. McIntyre, who was appointed to the Board in January 2000, will receive a grant of options to purchase 25,000 shares of the Company's common stock upon joining the Board. These options will have a term of five years and become exercisable in their entirety on the first anniversary of the date of grant, provided that the individual is still serving as a director of the Company on such date. The exercise price of these options will be the fair market value of our common stock on the date of the grant.

         See "Certain Relationships and Related Transactions" for a discussion of certain agreements between the Company and certain directors of the Company.


                           EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation earned for all services rendered to the Company in all capacities during 2000 and 1999 by
(i) our current chief executive officer, (ii) our three most highly compensated executive officers, other than our chief executive officer, who earned more than $100,000 in 2000 and who were serving as executive officers at the end of 2000, and (iii) two former executive officers (collectively, the "Named Executive Officers").


                                                                Annual Compensation                        Long-Term
                                                                                                         Compensation
                                                                                                            Awards
Name and Principal Position                        Fiscal      Salary        Bonus       Other Annual     Securities
---------------------------                         Year       ------        -----       Compensation     Underlying
                                                   ------                                ------------     Options(#)
                                                                                                          -----------

Thomas J. Clarke................................       2000      $356,000   $150,000              --        475,000
  Chief Executive Officer and Director                 1999       $68,833    $25,000              --        500,000
Dave Kansas.....................................       2000      $245,833         --     $101,488 (5)        20,000
  Executive Vice President, Editor-in-Chief,           1999      $193,000    $40,500              --         50,000
  Chief Strategic Officer and Director
Lisa Mogensen...................................       2000      $162,500    $40,000              --         43,500
  Chief Financial Officer and Vice President (1)       1999        $6,510         --              --         12,000
Jordan Goldstein................................       2000      $148,750    $40,000              --         24,250
  Vice President and General Counsel(2)                1999       $22,869    $24,500              --         11,000
Paul Kothari....................................       2000       $83,333         --              --             --
  Chief Financial Officer and Vice President(3)        1999      $202,423    $40,000              --        133,333
Michael Zuckert.................................       2000       $62,500         --              --             --
  Vice President and General Counsel(4)                1999      $204,875    $40,000              --        133,333
-----------

(1) Ms. Mogensen joined TheStreet.com in December 1999 as vice president of corporate development. In April 2000 she was named interim chief financial officer and in July 2000 was appointed chief financial officer of the Company.

(2) Mr. Goldstein joined TheStreet.com in October 1999 as associate counsel. In April 2000 he was named acting general counsel and in July 2000 was made vice president and general counsel of the Company.

(3) Mr. Kothari joined TheStreet.com in February 1999 as Chief Financial Officer. His employment with the Company ended on April 30, 2000.

(4) Mr. Zuckert joined TheStreet.com in February 1999 as Vice President and General Counsel. His employment with the Company ended on March 29, 2000.

(5) Consists of the forgiveness of a loan from the Company to Mr. Kansas in September 2000 in the amount of $60,000, and $41,488 in related taxes due on Mr. Kansas's behalf.


                     OPTION GRANTS IN FISCAL YEAR 2000

         The following table sets forth information regarding stock options granted to our Named Executive Officers in 2000. We have never granted any stock appreciation rights.

                                     Individual Grants(1)
Name                    Number of           Percent of       Exercise    Expiration    Potential Realizable
----                    Securities             Total      Price ($) Per     Date         Value at Assumed
                        Underlying            Options         Share         ----         Annual Rates of
                         Options            Granted to        -----                        Stock Price
                        Granted(#)           Employees                                     Appreciation
                        ----------           in Fiscal                                  for Option Term(3)
                                            Year(%)(2)                                  5% ($)       10% ($)
                                                                                        ------       -------

Thomas J. Clarke.....        150,000 (4)(4)          7.38      6.0000       4/18/05     248,653     549,459
                             325,000                15.98      2.5000      11/30/05     224,479     496,039
Dave Kansas..........         20,000                 0.98      1.6875      12/21/05       9,325      20,605
Lisa Mogensen........         25,000 (4)             1.23      6.5000        4/6/05      44,896      99,208
                              18,500 (4)             0.91      2.5000      11/30/05      12,778      28,236
Jordan Goldstein.....         12,500 (4)             0.61      6.5000        4/6/05      22,448      49,604
                              11,750 (4)             0.58      2.5000      11/30/05       8,116      17,934
Paul Kothari.........             --                   --          --            --          --          --
Michael Zuckert......             --                   --          --            --          --          --
-----------

(1) All options were granted under the Company's Amended and Restated 1998 Stock Incentive Plan. The options shown in this table, except as otherwise indicated below, become exercisable at a rate of 25% annually over four years from the date of grant.

(2) In 2000, we granted options to employees to purchase an aggregate of 2,063,266 shares of common stock, including options granted to outside contributors.

(3) Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, as determined by our Board of Directors, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five-year term of the option and subtracting from that result the aggregate option exercise price.

(4) These options have a vesting schedule as follows: 25% on the date of grant; 25% six months following the date of grant; 25% 18 months following the date of grant; and 25% 30 months following the date of grant.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 2000 by our Named Executive Officers and the fiscal year-end value of unexercised options.


       Name                      Shares          Value        Exercisable     Unexercisable   Exercisable    Unexercisable
       ----                   Acquired on      Realized       -----------     -------------   -----------    -------------
                               Exercise #      --------
                              -----------                         Number of Securities       Value of Unexercised
                                                                 Underlying Unexercised    In-the-Money Options at
                                                                       Options at             December 31, 2000(1)
                                                                   December 31, 2000

       Thomas Clarke.......          --              --         206,250        768,750        30,469        91,406
       Dave Kansas.........          --              --          32,500         67,500        48,613        60,488
       Lisa Mogensen.......          --              --          13,875         41,625         1,734         5,203
       Jordan Goldstein....          --              --           8,812         26,438         1,101         3,305
       Paul Kothari.........     53,333         186,666              --             --            --            --
       Michael Zuckert......     33,333         111,895              --             --            --            --
-----------

(1) Based on TheStreet.com's share price as of December 31, 2000, which was equal to $2.875 per share.


Stock Incentive Plan

         The Company adopted the 1998 Stock Incentive Plan on May 6, 1998, which plan was amended and restated on November 1, 1999 and on July 12, 2000 (the "Plan"). The Plan provides for the granting of incentive stock options, non-qualified stock options, restricted stock and tax offset payments. The Plan is administered by our Compensation Committee. The total number of shares of our common stock that may be issued under the Plan to our employees, directors and consultants (or of any entity in which we own at least a 20% beneficial interest) is 6,900,000. The terms and conditions of options and restricted stock will be set forth by the Compensation Committee in each individual award agreement. The Compensation Committee may designate an award as a "performance award" by making its grant or vesting subject to the achievement of performance goals established by the Compensation Committee. The Compensation Committee may also pay an awardee a tax offset payment as compensation for some or all of the taxes that the awardee owes with respect to an award. In the event of a change of control, if so determined by the Compensation Committee at the time of grant or by amendment (with the holder's consent) of the grant, all outstanding options will vest and become fully exercisable and the restrictions applicable to any outstanding restricted stock awards shall lapse and the shares shall be deemed fully vested. Under the Plan, a change of control occurs when there is:

o an acquisition in which a majority of our common stock is acquired by an entity or person owning less than 5% of our total common stock outstanding prior to the acquisition;

o an election of members of the board of directors in which a majority of the board members after the election were not members of the board on the date of option grant;

o a merger or consolidation with another corporation where our stockholders immediately prior to the merger or consolidation no longer comprise a majority of the voting shares of the surviving corporation; or

o    a sale of all or substantially all of our assets.

Report of the Compensation Committee on Executive Compensation

         The Compensation Committee sets the salaries and other compensation of the Company's executive officers and other key employees, and is responsible for the administration of the Plan.

Overview and Philosophy. The Company is engaged in an industry in which executives and key employees are the principal productive assets. The Company faces an intensely competitive market for such persons. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Company's compensation philosophy for executive officers is to provide them with competitive compensation opportunities based upon their contribution to the Company's growth and financial success as well as their own level of personal performance. A portion of each executive officer's compensation, therefore, is contingent upon the Company's performance. Accordingly, the compensation package for each executive officer is comprised of the following two elements:

         (i) cash compensation, comprised principally of annual base salary and bonuses tied to the achievement of performance goals, financial and otherwise; and

         (ii) equity compensation, comprised principally of stock option awards that provide rewards for increases in the value of the Company's common stock.

         The Board of Directors believes that as a long-term matter, the Company's executive compensation policies should attempt to ensure that the Company's executives and other key employees are compensated at levels that, through a combination of generous cash and equity-based compensation components, effectively preempt competitive outside offers. The Compensation Committee is charged with the responsibility for carrying out this executive compensation philosophy in individual compensation decisions.

         During 2000, the Compensation Committee had primary responsibility for determining executive cash compensation levels. The Compensation Committee, as part of its review and consideration of executive cash compensation, took into account, among other things, the following goals:

         (i) providing incentives and rewards to attract and retain highly qualified and productive people;

         (ii) motivating employees to high levels of performance, differentiating individual executives' pay based on performance;

         (iii) preempting external competitive offers; and

         (iv) ensuring internal equity.

         To achieve these goals, the Company's executive compensation policies integrate annual base compensation with cash bonuses based on operating performance with a particular emphasis on attainment of planned objectives, and on individual initiatives and performance.

         The Compensation Committee has primary responsibility for determining awards of stock options as part of executive compensation. The Compensation Committee believes that the grant of stock options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder returns and enables executives to develop and maintain a significant interest in the long-term growth and profitability of the Company.

Compensation of Executive Officers. Compensation of the Company's executive officers is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various other benefits. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee's ongoing assessment of the internet content industry, the Company and the Company's executive officers.

         Base salaries for executive officers in 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. Bonuses were generally established based on a percentage of base salary as well as the attainment of personal and company-wide financial and strategic objectives. The Compensation Committee has not established formulas or assigned specific weights to any of these factors when making their determinations.

         In 2000, stock options were granted to certain executive officers to aid in their retention. The Compensation Committee may also grant additional stock options to executive officers for other reasons. In 2000, as part of its annual review and consideration of awards of stock options, the Compensation Committee considered, among other things, the same goals as those used in awarding cash compensation and the additional goal of aligning the interests of executives with the interests of the Company and its stockholders by ensuring that executives have a direct and continuing stake in the long-term success of the Company. Stock options are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant. Although historically, the Company's grants of stock options have generally become exercisable over a four-year period, in 2000, in order to aid in executive retention, the Compensation Committee made certain grants with the following vesting schedule: 25% on the date of grant; 25% six months following the date of grant; 25% 18 months following the date of grant; and 25% 30 months following the date of grant. In all, options to purchase 562,750 shares of stock were granted to executive officers in 2000.

Compensation of Chief Executive Officer. The 2000 compensation of Thomas Clarke, the Company's chief executive officer, was determined by the Compensation Committee in a manner consistent with the factors considered in determining the compensation of executive officers, as described above. Mr. Clarke's compensation is described in detail in the section below entitled "Employment Agreements with Named Executive Officers and Change-in-Control Arrangements."

Internal Revenue Code Section 162(m) Limitation. As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers that is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit.

         This report is submitted by the members of the Compensation
Committee:

                               Ed Glassmeyer
                               Jerry Colonna


Employment Agreements with Named Executive Officers and Change-in-Control Arrangements

         In December 1999, the Company entered into a two-year employment agreement with Thomas J. Clarke, Jr., as President and Chief Executive Officer, superseding an October 1999 agreement employing him as President and Chief Operating Officer. This agreement provides for an annual salary of $350,000 and a guaranteed annual bonus of no less than $50,000. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. Under the agreement, the Company agreed to grant Mr. Clarke an option to purchase 250,000 shares of common stock at an exercise price of $14.75, in addition to the option to purchase 250,000 shares at $20.06 granted in connection with the October 1999 agreement.

         In the event Mr. Clarke's employment is terminated by the Company without "Cause" or by Mr. Clarke with "Good Reason" at any time during the term, he will be entitled to receive his annual salary for an additional 12 month period, or, with the mutual agreement of Mr. Clarke and the Company, in a lump sum payment appropriately discounted for the time value of money. Mr. Clarke's employment agreement generally defines "Cause" to include willful misconduct or gross negligence, unauthorized disclosure of confidential information harmful to the Company, or conviction of a crime involving fraud, dishonesty or moral turpitude. "Good Reason" is defined to include a material adverse change in Mr. Clarke's functions, duties, or responsibilities in his position with the Company and a reduction in his compensation during the term of his employment with the Company. In addition, Mr. Clarke is bound by a non-compete clause from the commencement date of his employment agreement through the first twelve months after the cessation of Mr. Clarke's employment. The employment agreement terminates in December 2001. The options granted to Mr. Clarke provide that if, following a change of control of the Company, his employment is terminated by the Company without Cause or his duties or responsibilities are significantly reduced (other than solely by virtue of the Company being acquired and made part of a larger entity), one-half of the then unvested portion of his options shall immediately vest and become exercisable.

         In April 2000, the Company entered into a two-year employment agreement with Dave Kansas, as Editor-in-Chief and Chief Strategic Officer. This agreement, which replaced an earlier employment agreement that expired in August 1999, provides for an annual salary of $250,000 and an annual bonus in the sole discretion of the Compensation Committee. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. In the event Mr. Kansas's employment is terminated by the Company without "Cause" or by Mr. Kansas with "Good Reason" at any time during the term, he will be entitled to receive his annual salary for an additional 12 month period, or, with the mutual agreement of Mr. Kansas and the Company, in a lump sum payment appropriately discounted for the time value of money. Mr. Kansas's agreement generally defines "Cause" to include willful misconduct or gross negligence, unauthorized disclosure of confidential information harmful to the Company, or conviction of a crime involving fraud, dishonesty or moral turpitude. "Good Reason" is defined to include a material adverse change in Mr. Kansas's functions, duties, or responsibilities in his position with the Company and a reduction in his compensation during the term of his employment with the Company. In addition, Mr. Kansas is bound by a non-compete clause from the commencement date of his employment agreement through the first twelve months after the cessation of Mr. Kansas's employment. The employment agreement terminates in April 2002. In connection with the execution of Mr. Kansas's new employment agreement, the Company agreed to amend option agreements with Mr. Kansas dated July 1, 1998 and January 1, 1999, to provide that if, following a change of control of the Company, his employment is terminated by the Company without Cause or his duties or responsibilities are significantly reduced (other than solely by virtue of the Company being acquired and made part of a larger entity), one-half of the then unvested portion of such options shall immediately vest and become exercisable.

         In February 1999, the Company entered into a two-year employment agreement with Paul K. Kothari, as vice-president and chief financial officer. This agreement provided for an annual salary of $225,000 and a guaranteed annual bonus of $25,000. The annual salary could be increased during the term of the agreement in the sole discretion of the Compensation Committee. In addition, Mr. Kothari is bound by a non-compete clause from the commencement date of the employment agreement through the first twelve months after the cessation of Mr. Kothari's employment with the Company, which occurred on April 30, 2000.

         In February 1999, the Company entered into a two-year employment agreement with Michael S. Zuckert, as vice-president, secretary and general counsel. The agreement provided for an annual salary of $225,000 and a guaranteed annual bonus of no less than $25,000. The annual salary could be increased during the term of the agreement in the sole discretion of the Compensation Committee. In addition, Mr. Zuckert is bound by a non-compete clause from the commencement date of the employment agreement through the first twelve months after the cessation of Mr. Zuckert's employment, which occurred on March 29, 2000.

         The Company has not entered into written employment agreements with Lisa Mogensen or Jordan Goldstein.



         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

         The following table sets forth, as of May 10, 2001 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock,
(ii) each of our directors and nominees for director, (iii) the Named Executive Officers; and (iv) all of our executive officers and directors as a group.


Name and Address of Beneficial Owner(1)                    Amount and Nature of    Percent of Class(2)
---------------------------------------                        Beneficial          -------------------
                                                               Ownership(2)

Thomas J. Clarke(3)...................................           487,500                   1.8%
Dave Kansas(4)........................................           189,015                      *
Lisa Mogensen(5) .....................................            24,750                      *
Jordan Goldstein(6) ..................................            14,875                      *
Paul Kothari(7) ......................................            53,333                      *
Michael Zuckert(8) ...................................            33,333                      *
James J. Cramer(9)....................................         3,359,284                  12.1%
Cramer Partners, L.L.C. ..............................         1,306,205                   4.7%
Martin Peretz(10).....................................         3,153,266                  11.3 %
Peretz Partners, L.L.C. ..............................         2,430,508                   8.7%
Fred Wilson(11).......................................           418,704                   1.5%
Jerry Colonna(12).....................................           375,021                   1.3%
Edward F. Glassmeyer(13)..............................         1,682,144                   6.1%
Oak Investment Partners VIII, L.P. and
Oak VIII Affiliates Fund, L.P.(13)....................         1,674,644                   6.1%
Douglas A. McIntyre ..................................                 0                     0%
J.P. Morgan Partners (SBIC), LLC(14) .................         1,919,633                   6.9%
David A. Rocker(15) ..................................         1,863,638                   6.7%
All executive officers and directors as a group (12
  persons)(16)........................................         9,791,225                 35.2 %
-----------

* Represents beneficial ownership of less than 1%.

(1) The address for each stockholder, other than Oak Investment Partners VIII, L.P., Oak VIII Affiliates Fund, L.P., J.P. Morgan Partners (SBIC), LLC and David A. Rocker is c/o TheStreet.com, Inc., 14 Wall Street, New York, NY 10005. The address for Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. is One Gorham Island, Westport, CT 06880. The address for J.P. Morgan Partners (SBIC), LLC is 1221 Avenue of the Americas, New York, NY 10020. The address for David A. Rocker is c/o Rocker Partners, L.P., Suite 1759, 45 Rockefeller Plaza, New York, NY 10111.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 27,792,399 shares outstanding as of May 10, 2001. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 10, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Consists of 37,500 shares underlying stock options that became exercisable in April 2000, 37,500 shares underlying stock options that became exercisable in October 2000, 62,500 shares underlying stock options that became exercisable in October 2000, 81,250 shares underlying stock options that became exercisable in November 2000, 62,500 shares underlying stock options that became exercisable in December 2000, 125,000 shares underlying stock options that became exercisable in March 2001 and 81,250 shares underlying stock options that will become exercisable in May 2001.

(4) Consists of 151,515 shares owned directly by Mr. Kansas, 7,500 shares underlying stock options that became exercisable in July 1999, 12,500 shares underlying stock options that became exercisable in January 2000, 7,500 shares underlying stock options that became exercisable in July 2000, 5,000 shares underlying stock options that became exercisable in December 2000, 12,500 shares underlying stock options that became exercisable in January 2001, 5,000 shares underlying stock options that will become exercisable in June 2001 and 7,500 shares underlying stock options that will become exercisable in July 2001.

(5) Consists of 6,250 shares underlying stock options that became exercisable in October 2000, 4,625 shares underlying stock options that became exercisable in November 2000, 3,000 shares underlying stock options that became exercisable in December 2000, 6,250 shares underlying stock options that became exercisable in April 2001 and 4,625 shares underlying stock options that will become exercisable in May 2001.

(6) Consists of 5,875 shares underlying stock options that became exercisable in October 2000, 2,937 shares underlying stock options that became exercisable in November 2000, 3,125 shares underlying stock options that became exercisable in April 2001 and 2,938 shares underlying stock options that will become exercisable in May 2001.

(7) Mr. Kothari resigned as Chief Financial Officer and Vice President of the Company, effective as of April 30, 2000. His security ownership is stated as of such date.

(8) Mr. Zuckert resigned as Vice President and General Counsel of the Company, effective as of March 29, 2000. His security ownership, which consists of 33,333 shares underlying stock options that became exercisable in February 2000, is stated as of such date.

(9) Consists of 1,306,205 shares owned by Cramer Partners, L.L.C., 232,071 shares owned by a trust for the benefit of Mr. Cramer, of which he acts as trustee, 1,213,415 shares owned by a second trust for the benefit of Mr. Cramer, of which he also acts as trustee, 433,427 shares owned directly, 83,333 shares underlying stock options that became exercisable in February 2000, 7,500 shares underlying stock options that became exercisable in June 2000, and 83,333 shares underlying stock options that became exercisable in February 2001.

(10) Consists of 152,474 shares owned directly by Dr. Peretz, 7,500 shares underlying stock options held by Dr. Peretz that became exercisable in May 2000, 73,618 shares held by a trust for the benefit of Dr. Peretz, 2,430,508 shares owned by Peretz Partners, L.L.C., 128,100 shares held by Peretz Family Investments, L.P. of which Dr. Peretz is general partner, 247,129 shares owned by the family of Dr. Peretz, including his spouse and children, 18,174 shares held by each of two trusts, for each of which Dr. Peretz is a co-trustee, 79,089 shares held by a trust for the benefit of Dr. Peretz's spouse, 4,000 shares held by a family trust for which Dr. Peretz is a co-trustee and 1,000 shares held by each of two other family trusts, for each of which Dr. Peretz is a co-trustee. Dr. Peretz disclaims beneficial ownership of shares owned by Peretz Partners, L.L.C.

(11) Consists of 92,866 shares owned directly by Mr. Wilson, 7,500 shares underlying stock options held by Mr. Wilson that became exercisable in June 2000, 130,000 shares owned by The Flatiron Fund, LLC, 134,221 shares owned by The Flatiron Fund 1998/99, LLC, and 13,876 shares owned by Flatiron Associates, LLC (each of which is managed by Flatiron Partners, LLC, of which Mr. Wilson and Mr. Colonna are managing members) and 40,241 shares owned by a family trust.

(12) Consists of 130,000 shares owned by The Flatiron Fund, LLC and 134,221 shares owned by The Flatiron Fund 1998/99, LLC, and 13,876 shares owned by Flatiron Associates, LLC (each of which is managed by Flatiron Partners, LLC, of which Mr. Colonna and Mr. Wilson are managing members), 89,424 shares owned by a family investment company and 7,500 shares underlying stock options held by Mr. Colonna that became exercisable in June 2000.

(13) Consists of 1,642,827 shares owned by Oak Investment Partners VIII, L.P. and 31,817 shares owned by Oak VIII Affiliates Fund, L.P., 7,358 shares underlying stock options held by Oak Investment Partners VIII, L.P. and 142 shares underlying stock options held by Oak VII Affiliates Fund, L.P., all of which will become exercisable in June 2000. Mr. Glassmeyer is a managing member of Oak Associates VIII, L.L.C., which is the general partner of Oak Investment Partners VIII, L.P. and of Oak VIII Affiliates, L.L.C., which is the general partner of Oak VIII Affiliates Fund, L.P. Mr. Glassmeyer disclaims beneficial ownership of these shares.

(14) Consists of 1,474,853 shares owned by J.P. Morgan Partners (SBIC), LLC (formerly known as Chase Venture Capital Associates, L.P.) and 444,853 shares owned by J.P. Morgan Partners (BHCA), L.P. (formerly known as Chase Equity Associates L.P.).

(15) Consists of 574,400 shares owned by Rocker Partners, L.P. and 808,638 shares owned by Compass Holdings, Ltd. Mr. Rocker is the sole managing partner of Rocker Partners, L.P. and, through Rocker Offshore Management Company, Inc., acts as the investment advisor to Compass Holdings, Ltd.

(16) Includes 53,333 shares beneficially owned by Mr. Kothari on April 30, 2000, the date of his resignation as Chief Financial Officer and Vice President of the Company, and 33,333 shares beneficially owned by Mr. Zuckert on March 29, 2000, the date of his resignation as Vice President and General Counsel of the Company.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding common stock , to file initial reports of ownership and reports of changes in ownership of common stock with the SEC and Nasdaq. Such persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) reports they file.

         Based solely on its review of such reports received by the Company with respect to fiscal 2000 and written representations from such reporting persons, the Company believes that all reports required to be filed under
Section 16(a) have been filed by such persons, other than a report of an option grant to Thomas J. Clarke, the Company's chief executive officer, which was made in April 2000 and not reported until the November filing, made on December 10, 2000, when the oversight was discovered.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of U.K. Minority Interest

         In November 2000, TheStreet.com entered into a Share Purchase Agreement with Chase Capital Partners (now known as JPMorgan Partners), Flatiron Fund 1998/99, Barclay's Private Equity, ETF Group and the other members of the group of minority investors in TheStreet.com (Europe) Limited, the Company's U.K. operation ("TSC Europe"), to purchase the portion of the share capital of TSC Europe held by them, for an aggregate consideration of $3 million in cash and 1,250,000 shares of TheStreet.com's common stock (the "Shares"). In connection with this proposed transaction, the Board of Directors created a special committee comprised of two disinterested directors, James Cramer and Martin Peretz, to review and negotiate the proposed transaction. As a result, we believe that the purchase price and other terms of the transaction were determined as a result of an arms-length negotiation. In connection with this transaction, the Investment Agreement, dated September 11, 1999, among TheStreet.com and the U.K. investor group, was terminated. Pursuant to the Share Purchase Agreement, the Company granted to the U.K. investor group the right to require the Company to use reasonable best efforts to register the Shares and keep such registration effective for a maximum of six months. Both Flatiron Fund 1998/99, LLC, which received $47,047 and 19,853 Shares, and Flatiron Associates, LLC, which received $5,202 and 2,206 Shares in the transaction, are affiliates of The Flatiron Fund, LLC, of which two of our directors, Fred Wilson and Jerry Colonna, are managers. Additionally, Chase Capital Partners, an affiliate of Chase Equity Associates, which received $882,353 and 367,647 Shares and Chase Venture Capital Partners, which received $185,986 and 77,206 Shares in the transaction, is a party to certain co-investment arrangements with Flatiron pursuant to which the parties thereto develop and manage a venture capital investment program. Upon the occurrence of certain contingencies that are outside of the control of the Chase entities, certain Chase entities may acquire a pecuniary interest in the investments made by the Flatiron entities. None of the Chase entities presently has any beneficial or pecuniary interest in the shares of the Company held by the Flatiron entities.

Agreement with Go2Net, Inc.

         In August 2000, TheStreet.com entered into a Co-Branding and Marketing Agreement with Go2Net, Inc. ("Go2Net") pursuant to which, among other things, TheStreet.com licensed Go2Net's proprietary message board technology platform for the three-year period beginning on the date of the agreement. Pursuant to the agreement, the Company is obligated to pay a total of $7.5 million over the three-year license period. Contemporaneously with the transaction, Go2Net purchased 2.5% of TheStreet.com's common stock, with an option to purchase up to an additional 7.45%, pursuant to a Securities Purchase Agreement among Go2Net, Vulcan Ventures Inc. ("Vulcan") and the Company. This option expired in February 2001.

Director Loan Agreements

         In April 2000, the Company entered into a loan agreement with David Kansas, a Class II director of the Company, whereby the Company agreed to loan to Mr. Kansas the sum of $100,000 at the prime rate on such date plus one percentage point (the "April Loan"). The full amount of the April Loan was initially payable upon its maturity date on April 17, 2001. In December 2000, the Company agreed to extend the term of the April Loan to mature a year later, on April 17, 2002. Mr. Kansas may prepay the April Loan in whole, or in part, at any time, without penalty. In addition, in September 2000, the Company entered into a second loan agreement with Mr. Kansas, whereby the Company agreed to loan to Mr. Kansas the sum of $60,000 at the prime rate on such date plus one percentage point (the "September Loan"). The full amount of the September Loan was initially payable upon its maturity date on September 25, 2001. In January 2001, in lieu of paying Mr. Kansas a cash bonus for the year 2000, the Company agreed to forgive the September Loan, and paid all related taxes due on Mr. Kansas's behalf.

Employment Agreement with James Cramer

         In February 1999, the Company entered into an employment agreement with James Cramer, then an outside contributor, which superseded an earlier employment agreement. This agreement provides for an annual salary of $250,000, which increases annually by 10%. Pursuant to this agreement, the Company granted Mr. Cramer an option to purchase 333,333 shares of common stock at an exercise price of $3.00 per share. This option becomes exercisable at a rate of 25% annually commencing in February 2000. This agreement terminates in February 2003. In December 1999 the Company entered into an agreement with Mr. Cramer to amend Mr. Cramer's employment agreement of February 1999. Pursuant to this agreement, Mr. Cramer agreed to forego his annual base salary of $275,000 for the calendar year 2000 in exchange for the grant of an option to purchase 30,000 shares of the Company's common stock at an exercise price of $19.00 per share, the price at which the Company's shares were offered to the public in the Company's initial public offering in May 1999. This option expired on March 31, 2001 prior to its being exercised. In January 2001, the Company and Mr. Cramer agreed that in exchange for a restricted stock award of 100,000 shares under the Company's Amended and Restated 1998 Stock Incentive Plan, Mr. Cramer would forego his annual base salary of $302,500. The fair market value of the Company's common stock on the date of the award was $2.875 per share. Under the terms of the award, the stock become vested (and the restrictions on transfer lapsed) on the date of the grant. We maintain a "key person" life insurance policy for Mr. Cramer.


                     COMMON STOCK PERFORMANCE GRAPH(1)

         Set forth below is a graph comparing the nineteen-month percentage change in the cumulative total stockholder return on the Company's common stock from May 11, 1999 (the date of the Company's initial public offering) through December 31, 2000 with the cumulative total return on the Nasdaq Composite Index and a self-constructed peer group index. The comparison assumes $100 was invested on May 11, 1999 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends. The initial public offering price of The Street.com's common stock was $19.00 per share.


                  COMPARISON OF NINETEEN-MONTH CUMULATIVE
                TOTAL RETURN AMONG THESTREET.COM, INC., THE
            S&P 500 INDEX AND AN INDUSTRY SPECIFIC PEER GROUP(2)


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      TSCM               PEER GROUP          NASDAQ COMP INDEX
      5/11/99        100.00                100.00                  100.00
     12/31/99        35.70                 61.79                   156.12
     12/29/00         5.35                 13.44                   94.78

-----------

(1) This section entitled "Common Stock Performance Graph" shall not be incorporated by reference into any future filings by the TheStreet.com, Inc. under the Securities Act or Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or Exchange Act.

(2)      The peer group consists of the following companies:

         (i)      Cnet, Inc.,

         (ii)     ilife.com, Inc.,

         (iii)    iVillage, Inc.,

         (iv)     Marketwatch.com, Inc. and

         (V)      Multex.com, Inc.



                                PROPOSAL II
                            INDEPENDENT AUDITORS

         The Board of Directors has selected Arthur Andersen LLP as independent auditors to examine the Company's accounts for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The Board of Directors recommends that stockholders vote FOR the proposed ratification of Arthur Andersen LLP as the Company's independent auditors.

Report of the Audit Committee

         The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Committee operates pursuant to a Charter that was adopted by the Board of Directors on May 31, 2000, a copy of which is attached to this Proxy Statement as Appendix A. Management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

         In the performance of its oversight function, the Committee has reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2000. The Committee has also discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61. Finally, the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors their independence.

         It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

         Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors

                                Fred Wilson
                            Edward F. Glassmeyer
                            Douglas A. McIntyre


                           STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act, which in certain circumstances may require the inclusion of qualifying proposals in the Company's Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company's 2002 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than February 26, 2002. Such proposals should be directed to The Street.com, Inc., Attention: Secretary, at 14 Wall Street, New York, New York 10005.

         Except in the case of proposals made in accordance with Rule 14a-8, the Company's Bylaws require that stockholders desiring to bring any business before the Company's 2002 Annual Meeting of Stockholders deliver written notice thereof to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and comply with all other applicable requirements of the Bylaws. However, in the event that the 2002 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2001 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. In order for a proposal made outside of the requirements of Rule 14a-8 to be "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance notice Bylaw provision.


                               OTHER MATTERS

         The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.


                               MISCELLANEOUS

         All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, telephone or in person, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

         The Company's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2000, which includes the Company's audited financial statements, accompanies this Proxy Statement.

         ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO THESTREET.COM, INC., ATTN: SECRETARY, 14 WALL STREET, NEW YORK, NEW YORK 10005 (TELEPHONE: (212) 321-5000).

                                         By Order of the Board of Directors

                                         /s/ Jordan Goldstein

                                         Jordan Goldstein
                                         Secretary
                                         New York, New York
                                         June 6, 2001




                                                                  APPENDIX A



                       CHARTER OF THE AUDIT COMMITTEE
                                   OF THE
                             BOARD OF DIRECTORS
                                     OF
                            THESTREET.COM, INC.

                  As Adopted by the Board on May 31, 2000



1.       AUTHORITY

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of TheStreet.com, Inc., a Delaware corporation (the
"Company") is established pursuant to Article III, Section 11 of the Company's Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law.


2.       STRUCTURE OF THE COMMITTEE

         The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman.

         The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.


3.       PURPOSE OF THE COMMITTEE

         The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

         The Committee shall oversee the audit efforts of the Company's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Company.

4.       COMPOSITION OF THE COMMITTEE

         Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq Stock Market, Inc. ("Nasdaq") rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

(1) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Company provides the Nasdaq with written confirmation regarding:

(a) Any determination that the Board has made regarding the independence of the Committee members;

(b)      The financial literacy of the Committee members;

(c) The determination that at least one of the Committee members has accounting or related financial management expertise; and

(d) The annual review and reassessment of the adequacy of the Committee's charter.


5.       MEETINGS OF THE COMMITTEE

         The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Company's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission (the "SEC"). The Chairman should work with the Company's Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.


6.       DUTIES AND POWERS OF THE COMMITTEE

         In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities,
(2) the ultimate accountability of the Company's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Company's independent auditors, and (4) that the Committee is responsible for ensuring that the Company's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Company and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

         While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection and Evaluation of Auditors

         (1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

         (2) Review and approve the Company's independent auditors' annual engagement letter, including the proposed fees contained therein;

         (3) Review the performance of the Company's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

         (4) Oversee the independence of the Company's independent auditors by, among other things:

     (e) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company; and

     (f) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

         (5) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Company's independent auditors;

Oversight of Annual Audit and Quarterly Reviews

         (6) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

         (7) Confirm through private discussions with the Company's independent auditors and the Company's management that no management restrictions are being placed on the scope of the independent auditors' work;

         (8) Review the results of the year-end audit of the Company, including (as applicable):

     (a) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Company's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

     (b) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

     (c)  the methods used to account for significant unusual transactions;

     (d) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     (e) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

     (f)  significant recorded and unrecorded audit adjustments;

     (g) any material accounting issues among management and the independent auditors; and

     (h) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

         (9) Review with management and the Company's independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

         (10) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

         (11) Review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the Company's independent auditors and management of the Company;

         (12) Review with management the Company's administrative, operational and accounting internal controls insofar as the same relate to accounting and financial reporting, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with generally accepted accounting principles and with the Company's policies and procedures.

         (13) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

         (14) Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

         (15) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors and management;

Other Matters

         (16) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

         (17) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company commencing after December 15, 2000 which states, among other things, whether:

         (a) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K;

         (b) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

         (c) the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

         (d)   based on the review and discussions described in subsections
               (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         (18) Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, as amended;

         (19) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

         (20) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

         (1) Report regularly to the Board on its activities, as appropriate;

         (2) Exercise reasonable diligence in gathering and considering all material information;

         (3) Understand and weigh alternative courses of conduct that may be available;

         (4) Focus on weighing the benefit versus harm to the Company and its shareholders when considering alternative recommendations or courses of action;

         (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

         (6) Provide management and the Company's independent auditors with appropriate opportunities to meet privately with the Committee.


7.       COMPLIANCE WITH CHARTER

         The Committee shall be required to be in compliance with this Charter within a reasonable period after its adoption; provided, however, that with respect to Section 2 (Structure of the Committee) and Section 4 (Composition of the Committee) of the Charter, the Committee shall use its best efforts to be in compliance by December 31, 2000 and in any event, pursuant to the rules of the Securities and Exchange Commission, shall be in compliance with such sections by no later than June 14, 2001.

                                   * * *

         While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws and regulations.

                               *************



              Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------

                            THE STREET.COM, INC.

 Proxy Solicited on Behalf of the Board of Directors For Annual Meeting of
                        Stockholders, June 26, 2001

The undersigned hereby appoints Thomas J. Clarke and Jordan Goldstein, each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of The Street.com, Inc. (the "Company") owned by the undersigned, at the Annual Meeting of Stockholders (the "Meeting") to be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on June 26, 2001, commencing at 9:30 a.m., New York City time, upon such business as may properly come before the Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructons are indicated, this Proxy will be voted in accordance therewith.

                (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

            v Please Detach and Mail in the Envelope Provided v

--------------------------------------------------------------------------------

|X| Please mark your
    votes as indicated
    in this example


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE:

FOR EACH OF THE PERSONS LISTED BELOW AS A NOMINEE TO SERVE AS A CLASS II
    DIRECTOR OF THE COMPANY; AND

FOR THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
    AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    ----------------------------------------------

                                                FOR ALL  AGAINST ALL  EXCEPTIONS

1. Election of Class II Directors                  |_|       |_|          |_|

Nominees: Dave Kansas and James M. Meyer

Exceptions:
           ----------------------------------

                                                  FOR      AGAINST     ABSTAIN

2. Approval of the ratification of the            |_|        |_|         |_|
   appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending
   December 31, 2001.



                                                                Date:    , 2001
-----------------------------    ----------------------------        ----
   Signature (title, if any)      Signature, if held jointly

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.